EXHIBIT  3(a)

                                1998

                              RESTATED

                     CERTIFICATE OF INCORPORATION

                                 OF

                     PROTECTIVE LIFE CORPORATION


         The undersigned Corporation does hereby certify as follows:

     (1) The original Certificate of Incorporation of this Corporation, Protective Corporation, was filed with the Secretary of State of Delaware on February 3, 1981. Restated Certificates of Incorporation of the Corporation were filed with the Secretary of State of Delaware on June 26, 1981, and May 17, 1983 and May 7, 1985.

     (2) This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the said Restated Certificate of Incorporation as heretofore amended and there is no discrepancy between those provisions and the provisions of this 1998 Restated Certificate of Incorporation;

     (3) This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware; and

     (4) The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as set forth in full:

                                   ARTICLE I

                                     NAME

     1.1 The name of the Corporation shall be Protective Life Corporation.


                                   ARTICLE II

                         REGISTERED AND PRINCIPAL OFFICE

     2.1 The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The location of the principal office of the Corporation in the State of Alabama shall be 2801 Highway 280 South, Birmingham, Alabama 35223.

                                   ARTICLE III

                                      PURPOSES

     3.1 The purposes of the Corporation are to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV

                                     CAPITAL STOCK

     4.1 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred sixty-four million (164,000,000), of which one hundred sixty million (160,000,000) shares of the par value of $0.50 per share are to be of a class designated "Common Stock" and four million (4,000,000) shares of the par value of $1.00 per share are to be of a class designated "Preferred Stock." The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors, either in whole or in part in one or more series. There is hereby expressly granted to and vested in the Board of Directors authority to fix and determine by resolution the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. A certificate setting forth a copy of each such resolution or resolutions and the number of shares of stock of each such class or series may be executed, acknowledged, filed and recorded in accordance with Delaware General Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares thereof then outstanding), by a certificate likewise executed, acknowledged, filed and recorded setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.

     4.2 The number of authorized shares of any class, including Preferred Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote without the separate vote of holders of Preferred Stock voting as a class.

    4.3 Except as otherwise provided by a resolution of the Board of Directors creating any series of Preferred Stock, no holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution determine pursuant to this Section 4.3) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation.

     4.4 The Board of Directors has approved that a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 4.4.1       Designation and Amount.

     The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock") and the number of shares constituting such series shall be Four Hundred Thousand (400,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

                  Section 4.4.2       Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non- cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent

Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends or such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 4.4.3       Voting Rights.

     The holders of shares of Junior Preferred Stock shall have the following voting rights.

     (A) Subject to the provisions for adjustment as hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


     (B) Except as otherwise provided herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) If at any time the Corporation shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Stock as provided in
Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Stock shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors, the "Preferred Directors"). The right of the holders of the Junior Preferred Stock to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Stock shall have thus become entitled to elect Preferred Directors, a special meeting of shareholders shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Stock to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Corporation for giving notice of a special meeting of shareholders (provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Stock shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

                  Section 4.4.4       Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends or, make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4.4.4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 4.4.5       Reacquired Shares.

     Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

                  Section 4.4.6       Liquidation, Dissolution or Winding-Up.

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock unless prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 4.4.7       Consolidation, Merger, etc.

     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 4.4.8       No Redemption.

     The shares of Junior Preferred Stock shall not be redeemable.

                  Section 4.4.9       Rank.

     Unless otherwise provided in the Restated Certificate or a certificate of designation relating to a subsequent series of preferred stock of the Corporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

                  Section 4.4.10      Amendment.

     The Restated Certificate, as amended and restated, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single series.

                  Section 4.4.11      Fractional Shares.

     Junior Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.


                                 ARTICLE V

                                  DURATION

     5.1 The Corporation is to have perpetual existence.


                                  ARTICLE VI

                                INTERNAL AFFAIRS

     The following provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the directors and the stockholders are hereby adopted:

     6.1 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter or repeal by By-laws of the Corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     6.2 The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors comprising the Board of Directors shall be fixed by, or in the manner provided in, the By-laws.

     6.3 Nothing contained in this Certificate of Incorporation shall be deemed to restrict the power of the Board of Directors or members of any of its committees to take any action required or permitted to be taken by them without a meeting, in accordance with applicable provisions of law. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without such a meeting, and the power of the stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied; provided, however, that nothing herein contained shall be deemed to restrict the powers of the Board of Directors as elsewhere provided herein, by law, or under the By-laws.

     6.4 Any director or any officer of the Corporation elected or appointed by the stockholders or the Board of Directors may be removed at any time in such manner as shall be provided in the By- laws of the Corporation.

     6.5(a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c) If a claim under paragraph (b) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.


                               ARTICLE VII

                      CERTAIN BUSINESS COMBINATIONS

     7.1 Any other provision of this Certificate of Incorporation to the contrary notwithstanding, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally (the "Voting Stock") and the affirmative vote of the holders of not less than 67 percent of the Voting Stock held by stockholders other than the Related Person (as hereinafter defined) involved in the Business Combination (as hereinafter defined) shall be required for the approval or authorization of any Business Combination, or of any series of related transactions which, if taken together, would constitute a Business Combination, with any Related Person; provided, however, that the 80 percent and 67 percent voting requirements shall not be applicable if:

     (1) A Majority of the Continuing Directors (as hereinafter defined) of the Corporation (a) has expressly approved in advance the acquisition of Voting Stock of the Corporation that caused the Related Person involved in the Business Combination to become a Related Person, or (b) has approved the Business Combination; or

     (2) The Business Combination is either a Reorganization (as hereinafter defined) or a Business Combination in which the Corporation is a surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the Business Combination by holders of Common Stock of the Corporation other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by the Related Person involved in the Business Combination in acquiring any holdings of the Corporation's Common Stock either in or subsequent to the transaction or series of transactions by reason of which the Related Person became a Related Person. For purposes of this
Section 7.1(2), a good faith determination by a Majority of the Continuing Directors of the satisfaction of this criterion shall be deemed to be conclusive, but such a determination need not be made or sought as the exclusive means of satisfying such criterion.

Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

     7.2 For purposes of this Article VII:

(a) The term "Business Combination" shall mean (i) any Reorganization of the Corporation or a Subsidiary (as hereinafter defined) with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets either of the Corporation or of a Subsidiary, or both, to a Related Person, (iii) any Reorganization of a Related Person with or into the Corporation or a Subsidiary, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a Subsidiary, (v) the issuance of any securities of the Corporation or a Subsidiary to a Related Person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of Voting Stock, (vi) any reclassification of securities (including a reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract, plan or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (b) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on March 21, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as defined on March 21, 1983 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding Voting Stock of the Corporation, (ii) any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, and (iii) any assignee, transferee or successor of any of the foregoing. Notwithstanding the foregoing, the term "Related Person" shall not include (A) the Corporation, (B) any Subsidiary (unless the stock thereof not owned by the Corporation is owned by a Related Person as hereinabove defined),
          (C)  any  employee  benefit  plan  of  the  Corporation  or  any  such

          Subsidiary, (D) any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (E) except as hereinbelow provided, the individuals comprising the Board of Directors of the Corporation, their estates, immediate families, trusts established by them, or trusts in which they have a beneficial interest. Any person or other entity described in (E) above may, nevertheless, be a Related Person involved in a Business Combination, and shall not be counted in determining a Majority of the Continuing Directors, if an Associate or Affiliate of such person or entity which is not excluded by any of (A) through (D), inclusive, is a party to such Business Combination and such person or entity has a 1 percent or greater interest in the equity or profits of such Associate or Affiliate. Any person or entity who at any time is a Related Person continues at all times thereafter to be a Related Person.

(c) Notwithstanding the definition of "beneficially owned" in subsection (b) of this Section 7.2, any Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

(d) The term "Substantial Part" shall mean more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a Majority of the Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(e)  The term  "Subsidiary"  means any  corporation  of which a majority  of any
     class  of  equity   security  is  owned   directly  or  indirectly  by  the
     Corporation.

(f) For the purposes of Section 7.1, in any Business Combination of a Subsidiary with a Related Person, the voting provisions contained therein shall apply in order for the Corporation to cause the Subsidiary to approve or authorize such Business Combination.

(g) For the purposes of subsection (2) of Section 7.1, the term "other consideration to be received" shall include, without limitation, in the event of a Business Combination in which the Corporation is the surviving corporation, Common Stock or other Voting Stock of the Corporation retained by its stockholders of record immediately prior to the consummation of the Business Combination who are not the Related Person involved in the Business Combination.

(h) The term "Continuing Director" shall mean a director of the Corporation at the relevant time who was a member of the Board of Directors of the Corporation immediately prior to the earliest time that (i) any Related Person involved in a Business Combination, or (ii) any Related Person who is (1) a Predecessor to such Related Person or (2) an assignor of beneficial ownership in the Corporation to such a Related Person or to its Predecessors, became a Related Person.

(i) The term "Majority" shall mean that number which constitutes a majority of the members of the Board of Directors of the Corporation immediately prior to the earliest time that (i) any Related Person involved in the Business Combination, or (ii) any Related Person who is (1) a Predecessor to such Related Person or (2) an assignor of beneficial ownership in the Corporation to such a Related Person or to its Predecessors, became a Related Person.

(j) The term "Predecessor" shall mean each person or other entity (i) to which the subject Related Person is a successor by merger, consolidation, sale and purchase of substantially all of the assets, or other reorganization or
     (ii) which assigned or transferred beneficial ownership of Voting Stock of the Corporation to the subject Related Person, directly or through successive transactions.

(k) The term "Reorganization" includes a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a Subsidiary, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of Voting Stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

(l) Assignments or transfers of Common Stock of the Corporation between Associates or Affiliates prior to a Business Combination involving one of them as a Related Person shall not be construed to reduce the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by the Related Person involved in the Business Combination in acquiring any holdings of the Corporation's Common Stock, as provided in Section 7.1(2).

(m) No Associate or Affiliate of the directors of the Corporation shall be a Related Person by attribution to such Associate or Affiliate of the Common Stock Ownership of such directors as of March 18, 1983.

     7.3 Nothing contained in this Article VII shall be construed to relieve any Related Person from any fiduciary obligation or duty of fairness imposed by law nor to adversely affect the rights of stockholders who are not Related Persons under applicable principles of law and equity, including without limitation, those rights under the laws of the states of domicile of such stockholders, federal securities or other applicable laws, or the laws and regulations applicable to any insurance company subsidiaries of the Corporation.

     7.4 Notwithstanding any provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than 80 percent of the outstanding shares of the Voting Stock and the affirmative vote of the holders of not less than 67 percent of the Voting Stock held by stockholders other than a Related Person (as hereinabove defined) shall be required to amend or repeal any provision of this Article VII or to adopt any provision inconsistent with this Article VII.

     IN WITNESS WHEREOF, Protective Life Corporation has caused its corporate seal to be hereunto affixed and this 1998 Restated Certificate of Incorporation to be signed by Drayton Nabers, Jr. as its Chairman of the Board and Chief Executive Officer and Deborah J. Long as its Secretary, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, this 2nd day of November, 1998.

                                 Protective Life Corporation

                                 By:   /S/  DRAYTON NABERS, JR.
                                 Its Chairman of the Board
                                 and Chief Executive Officer

ATTEST:

/S/   DEBORAH J. LONG
Its Secretary


[SEAL]